                                                                   EXHIBIT 10.18

                       Joint Commercialization Agreement

                                    Between

                              Dendreon Corporation

                                      And

                             Kirin Brewery Co. Ltd.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               TABLE OF CONTENTS

                                                                                     PAGE
 ARTICLE 1   DEFINITIONS...........................................................    1
       1.1   "Active Party"........................................................    1
       1.2   "Affiliate"...........................................................    1
       1.3   "Allowable Expenses"..................................................    1
       1.4   "Collaboration Discoveries"...........................................    2
       1.5   "Collaboration Patent"................................................    2
       1.6   "Collaboration Product"...............................................    2
       1.7   "Collaboration Technology"............................................    2
       1.8   "Commercialization Budget"............................................    2
       1.9   "Commercialization Plan"..............................................    2
      1.10   "Controlled"..........................................................    2
      1.11   "Dendreon Antigen"....................................................    2
      1.12   "Dendreon Improvement"................................................    2
      1.13   "Dendreon Know-How"...................................................    2
      1.14   "Dendreon Patents"....................................................    2
      1.15   "Dendreon Product"....................................................    3
      1.16   "Dendritic Cell"......................................................    3
      1.17   "Development Budget"..................................................    3
      1.18   "Development Plan"....................................................    3
      1.19   "Drug Approval Application"...........................................    3
      1.20   "Field"...............................................................    3
      1.21   "Inactive Party"......................................................    3
      1.22   "Information".........................................................    3
      1.23   "Joint Commercialization Committee" or "JCC"..........................    3
      1.24   "Joint Development Committee" or "JDC"................................    3
      1.25   "Joint Territory".....................................................    4
      1.26   "Kirin Antigen".......................................................    4
      1.27   "Kirin Improvements"..................................................    4
      1.28   "Kirin Know-How"......................................................    4
      1.29   "Kirin Patents".......................................................    4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                     PAGE

      1.30   "Kirin Product".......................................................    4
      1.31   "Marketing Profits"...................................................    4
      1.32   "Net Revenue".........................................................    4
      1.33   "Patent"..............................................................    4
      1.34   "Patent Costs"........................................................    5
      1.35   "Pre-Reconciliation Profit"...........................................    5
      1.36   "Product".............................................................    5
      1.37   "Reasonable Efforts"..................................................    5
      1.38   "Regulatory Approval".................................................    5
      1.39   "Separation Devices"..................................................    5
      1.40   "Sublicensee".........................................................    5
      1.41   "Sublicense Revenues".................................................    5
      1.42   "Third Party".........................................................    5
      1.43   "Third Party Royalties"...............................................    5
 ARTICLE 2   JOINT DEVELOPMENT.....................................................    6
       2.1   Overview..............................................................    6
       2.2   Joint Development Committee...........................................    6
       2.3   JDC Meetings..........................................................    6
       2.4   Decision-Making and Issue Resolution..................................    6
       2.5   Joint Development.....................................................    6
       2.6   Development Plans and Budgets.........................................    7
       2.7   Costs of Joint Development............................................    7
       2.8   Reimbursement of Development Costs....................................    8
       2.9   Audit Rights..........................................................    8
      2.10   Manufacture and Supply................................................    8
 ARTICLE 3   JOINT COMMERCIALIZATION...............................................    8
       3.1   Overview..............................................................    8
       3.2   Joint Commercialization Committee.....................................    9
       3.3   JCC Meetings..........................................................    9
       3.4   Decision-Making and Issue Resolution..................................    9

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                     PAGE

       3.5   Commercialization Program.............................................    9
       3.6   Sublicensees..........................................................    9
 ARTICLE 4   RIGHTS AND LICENSES...................................................   10
       4.1   Commercial License to Dendreon........................................   10
       4.2   Commercial License to Kirin...........................................   10
       4.3   License Limitations and Covenants.....................................   10
       4.4   Restrictions on Sale..................................................   10
       4.5   Use of Separation Devices by Kirin Collaborators......................   10
 ARTICLE 5   PROFIT SHARING........................................................   11
       5.1   Share of Marketing Profits............................................   11
       5.2   Calculation of Marketing Profits......................................   11
       5.3   Reconciliation Payments...............................................   12
       5.4   Term of Profit Sharing................................................   12
 ARTICLE 6   SINGLE PARTY DEVELOPMENT AND COMMERCIALIZATION........................   13
       6.1   Single Party Development and Commercialization........................   13
       6.2   Royalties.............................................................   13
       6.3   Recovery of Investments...............................................   13
       6.4   Royalty Reduction.....................................................   14
       6.5   Payment of Royalties..................................................   14
       6.6   Manner of Payment.....................................................   14
       6.7   Reports...............................................................   14
       6.8   Withholding of Taxes..................................................   14
 ARTICLE 7   CONFIDENTIALITY.......................................................   15
       7.1   Confidentiality; Exceptions...........................................   15
       7.2   Authorized Disclosure.................................................   15
       7.3   Survival..............................................................   15
 ARTICLE 8   INTELLECTUAL PROPERTY.................................................   16
       8.1   Ownership and Patent Prosecution......................................   16
       8.2   Patent Infringement in the Joint Territory............................   16
       8.3   Defense and Settlement of Third Party Claims in the Joint Territory...   16

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                     PAGE

ARTICLE 9    REPRESENTATIONS AND WARRANTIES........................................   17
ARTICLE 10   REPORTS, RECORDS AND SAMPLES..........................................   17
      10.1   Sharing of Information................................................   17
      10.2   Records and Audit.....................................................   17
      10.3   Materials.............................................................   18
      10.4   Publicity Review......................................................   18
      10.5   Publications..........................................................   18
ARTICLE 11   TERM AND TERMINATION..................................................   19
      11.1   Term..................................................................   19
      11.2   Termination of Joint Development and/or Joint Commercialization.......   19
      11.3   Termination for Breach................................................   19
      11.4   Surviving Rights......................................................   19
ARTICLE 12   INDEMNIFICATION.......................................................   19
      12.1   Indemnification by Kirin..............................................   19
      12.2   Indemnification by Dendreon...........................................   19
ARTICLE 13   MISCELLANEOUS.........................................................   20
      13.1   Assignment............................................................   20
      13.2   Retained Rights.......................................................   20
      13.3   Force Majeure.........................................................   20
      13.4   Further Actions.......................................................   20
      13.5   No Trademark Rights...................................................   20
      13.6   Notices...............................................................   20
      13.7   Dispute Resolution....................................................   21
      13.8   Waiver................................................................   22
      13.9   Severability..........................................................   22
     13.10   Ambiguities...........................................................   22
     13.11   Entire Agreement......................................................   22
     13.12   Headings..............................................................   22

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                   Exhibit 10.18
                       JOINT COMMERCIALIZATION AGREEMENT

     This Joint Commercialization Agreement (the "Agreement") is made and entered into effective as of February 1, 2000 (the "Effective Date") by and between Dendreon Corporation, a Delaware corporation having its principal place of business at 3005 1st Avenue, Seattle, Washington, U.S.A. ("Dendreon"), and Kirin Brewery Co., Ltd., a corporation organized under Japanese laws having its principal place of business at 10-1, Shinkawa 2-chome, Chuo-ku, Tokyo, Japan ("Kirin"). Dendreon and Kirin may be referred to herein collectively as the "Parties" or individually as a "Party."

                                    Recitals

     A. Kirin and Dendreon entered into a Collaborative License Agreement on December 10, 1998 (hereinafter defined as the "License Agreement").

     B. Kirin and Dendreon entered into a Research and License Agreement on February 1, 1999 (hereinafter defined as the "Research and License Agreement"), pursuant to which the Parties agreed to conduct collaborative research to create improvements to Dendreon's dendritic cell technology and develop new dendritic cell-based immunotherapy products.

     C. Pursuant to the terms of the License Agreement and the Research and License Agreement, the Parties desire to collaborate in the joint clinical development and commercialization of Kirin Products and Collaboration Products (as defined below) in the European Union.

     Now, Therefore, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS



     The following capitalized terms shall have the following meanings when used in this Agreement:

     1.1   "Active Party" shall have the meaning set forth in Section 6.1.

     1.2 "Affiliate" means, with respect to a particular Party, a person, corporation or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For the purposes of this definition, "control" means the direct or indirect ownership by a Party of at least fifty percent (50%) of the outstanding voting securities of the controlled entity; provided, that in any country where the law does not permit foreign equity ownership of at least fifty percent (50%), then with respect to corporations organized under such country's laws, "control" shall mean the direct or indirect

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ownership by a Party of outstanding voting securities of such corporation at the maximum amount permitted by the law of such country.

     1.3 "Allowable Expenses" means, with respect to a particular Kirin Product or Collaboration Product sold in the Joint Territory, the costs and expenses associated with such Product that the Parties have agreed in either the applicable Development Budget or the applicable Commercialization Budget shall be deducted from Net Revenue for the purposes of calculating the Marketing Profits for such Product.

     1.4 "Collaboration Discoveries" means any Information that is created, developed or discovered pursuant to a Party's activities under the Research Program (as defined in the Research and License Agreement). It is agreed that all Dendreon Technology and Kirin Technology are excluded from the definition of "Collaboration Discoveries."

     1.5 "Collaboration Patent" means any Patent or application for a Patent that claims an invention in Collaboration Discoveries, which Patents shall be listed on Exhibit A promptly after filing, and Kirin shall use reasonable efforts to amend such Exhibit A from time to time to reflect any changes.

     1.6 "Collaboration Product" means any commercial product that comprises or contains, or is developed or manufactured based on or utilizing or is derived from, the Collaboration Technology or any part thereof, but excluding all Kirin Products and Dendreon Products (as such terms are defined in the License Agreement).

     1.7 "Collaboration Technology" means the Collaboration Discoveries and Collaboration Patents, either collectively or any part thereof.

     1.8   "Commercialization Budget" shall have the meaning set forth in
Section 3.5.

     1.9 "Commercialization Plan" means, with respect to a particular Collaboration Product or Kirin Product, the plan prepared by the JCC and approved by the Parties, pursuant to Section 3.5, setting forth the detailed plan and Commercialization Budget for the Parties' joint efforts to market, promote and sell such product in the Joint Territory.

     1.10 "Controlled" means, with respect to a particular item, material, or intellectual property right, that a Party owns or has a license under such item, material or intellectual property right and has the ability to grant to the other Party access to and/or a license or sublicense under such item, material or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

     1.11 "Dendreon Antigen" means an antigen that is claimed by a patent or is otherwise covered by intellectual property rights that are Controlled by Dendreon.

     1.12 "Dendreon Improvement" shall have the meaning assigned to such term in the License Agreement.

     1.13 "Dendreon Know-How" shall have the meaning assigned to such term in the License Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.14 "Dendreon Patents" shall have the meaning assigned to such term in the License Agreement.

     1.15 "Dendreon Product" means: (a) any therapeutic product comprising Dendritic Cells that have been activated or loaded with a specific antigen, engineered antigen or antigen gene, (including without limitation Dendreon Antigen), for use in human therapy by infusion into a patient, which product has been developed by Dendreon based on the Dendreon Technology; or (b) any service provided by or on behalf of Dendreon to a patient that utilizes the Dendreon Technology and involves isolation or preparation of Dendritic Cells, activation or loading with specific antigen, engineered antigen or antigen gene, (including without limitation Dendreon Antigen), and infusion of such activated or antigen loaded Dendritic Cells into a patient.

     1.16 "Dendritic Cell" means a human dendritic cell or other antigen-presenting cell or other cells from which dendritic cells can be derived.

     1.17   "Development Budget" shall have the meaning assigned to such term in
Section 2.6.

     1.18 "Development Plan" means, with respect to a particular Collaboration Product or Kirin Product, the plan prepared by the JDC and approved by the Parties, pursuant to Section 3.6, setting forth the detailed plan, Development Budget and process for the Parties' collaborative and joint efforts to conduct clinical development of, and seek Regulatory Approval for, such Product in the Joint Territory.

     1.19 "Drug Approval Application" means an application for Regulatory Approval required before commercial sale or use of a Product as a drug in a regulatory jurisdiction.

     1.20 "Field" means the development, manufacture, use and sale of products that generally utilize dendritic cell separation, antigen engineering, and antigen delivery to dendritic cells, for use in human therapies and that are based on, comprise, utilize or are derived from the Kirin Technology or the Collaboration Technology.

     1.21   "Inactive Party" shall have the meaning set forth in Section 6.1.

     1.22 "Information" means any and all information and data of any kind, including without limitation techniques, inventions, practices, methods, knowledge, know-how, skill, experience, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, marketing, cost, sales and manufacturing data and descriptions, compositions, and assays.

     1.23 "Joint Commercialization Committee" or "JCC" means the committee established by the Parties pursuant to Section 3.3 to manage, direct and oversee the joint commercialization by the Parties of Collaboration Products and Kirin Products in the Joint Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.24 "Joint Development Committee" or "JDC" means the committee established by the Parties pursuant to Section 2.2 to manage, direct and oversee the joint development by the Parties of Collaboration Products and Kirin Products in the Joint Territory.

     1.25 "Joint Territory" means the countries that are members of the European Union, as such union is constituted at the applicable time.

     1.26 "Kirin Antigen" means an antigen that is claimed by a patent or is otherwise covered by intellectual property rights that are Controlled by Kirin.

     1.27 "Kirin Improvements" shall have the meaning assigned to such term in the License Agreement.

     1.28 "Kirin Know-How" shall have the meaning assigned to such term in the License Agreement.

     1.29 "Kirin Patents" shall have the meaning assigned to such term in the License Agreement.

     1.30 "Kirin Product" means: (a) any therapeutic product developed by or on behalf of Kirin based on, derived from or incorporating the Dendreon Technology that comprises Dendritic Cells that have been activated or loaded with a specific antigen, engineered antigen or antigen gene, (including without limitation a Kirin Antigen), for use in human therapy by infusion into a patient; or (b) any service provided by or on behalf of Kirin to a patient that involves isolation or preparation of Dendritic Cells, activation or loading of a specific antigen, engineered antigen or antigen gene, (including without limitation a Kirin Antigen), and infusion of such activated or antigen loaded Dendritic Cells into a patient, wherein such service is based on, utilizes, comprises or is derived from the Dendreon Technology.

     1.31 "Marketing Profits" means, with respect to a particular Kirin Product or Collaboration Product sold in the Joint Territory, an amount equal to: (i) the Net Revenue for such Kirin Product or Collaboration Product in the Joint Territory less all Allowable Expenses incurred by the Parties with respect to such Kirin Product or Collaboration Product, plus (ii) Sublicense Revenues.

     1.32 "Net Revenue" means the total revenue received by a Party for sale or other disposition of a Product by such Party or an Affiliate or Sublicensee of such Party to a Third Party less the following to the extent actually incurred or allowed with respect to such sale or disposition: (i) reasonable costs paid, if any, by the Party to a Third Party on account of apheresis performed as part of or in association with the Product; (ii) discounts, including cash discounts, or rebates, retroactive price reductions or allowances actually allowed or granted from the billed amount; (iii) credits or allowances actually granted upon claims, rejections or returns of Products, including recalls, regardless of the Party requesting such; (iv) freight, postage, shipping and insurance charges paid for delivery of Product, to the extent billed; and (v) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.33 "Patent" means (i) a valid and enforceable patent, including any extension, registration, confirmation, reissue, re-examination or renewal thereof; and (ii) to the extent valid and enforceable rights are granted by a governmental authority thereunder, a patent application.

     1.34 "Patent Costs" means the fees and expenses paid to outside legal counsel and other Third Parties, and filing and maintenance expenses, incurred in connection with the establishment, maintenance of rights under Patents applicable to Products including the costs of patent interference proceedings.

     1.35   "Pre-Reconciliation Profit" shall have the meaning assigned to it in
Section 5.2(c).

     1.36   "Product" means a Collaboration Product or a Kirin Product.

     1.37 "Reasonable Efforts" shall mean efforts and resources commonly used in the research-based pharmaceutical industry for the research, development and commercialization of a product at a similar stage in its product life taking into account the establishment of the product in the marketplace, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the product and other relevant factors.

     1.38 "Regulatory Approval" means any approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale of Products in a regulatory jurisdiction.

     1.39 "Separation Devices" means any Dendreon device, including all containers and proprietary reagents comprising such device, that is intended for use by Dendreon and its licensees for the isolation and purification of Dendritic Cells for use in human therapy by activation or loading with specific antigen, engineered antigen or antigen gene, and infusion into a patient.

     1.40 "Sublicensee" shall mean any Third Party expressly licensed by a Party to make and sell one or more Products. A Sublicensee shall not include distributors or sales agents that do no more than purchase and resell finished Products on behalf of a Party.

     1.41 "Sublicense Revenues" means all revenues received by either Party from Third Parties from sublicensing of the manufacture, use and sale of Kirin Products or Collaboration Products for sale in the Joint Territory.

     1.42 "Third Party" means any entity other than Dendreon or Kirin or an Affiliate of Dendreon or Kirin.

     1.43 "Third Party Royalties" means all royalties payable by either of the Parties to Third Parties in respect of the manufacture, use or sale of Kirin Products or Collaboration Products in the Joint Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   ARTICLE 2

                               JOINT DEVELOPMENT


     2.1 Overview. Dendreon and Kirin agree that they will jointly develop Kirin Products and Collaboration Products in the Joint Territory pursuant to the terms of this Agreement. All such joint development efforts of the Parties, or either Party, shall be in accordance with the Development Plan for each Kirin Product or Collaboration Product. Except as otherwise provided in this Agreement, each Party agrees that neither Party may clinically develop a Kirin Product or Collaboration Product for sale or distribution in the Joint Territory, or license any Third Party to do so, except jointly with the other Party pursuant to this Agreement. However, as discussed further in Article 6, it is agreed that, if one Party determines that it does not wish to proceed with such joint development of a particular Product, the other Party shall be permitted to do so on its own pursuant to the terms of Article 6.

     2.2 Joint Development Committee. The Parties shall form a Joint Development Committee for the development of such Kirin Product or Collaboration Product, comprised of six (6) members, with three (3) members being appointed and replaced by Dendreon and three (3) members being appointed and replaced by Kirin. The Parties may subsequently agree to change the size of the JDC, as appropriate to meet the needs of the Parties in managing the joint efforts under this Agreement. The JDC shall (a) prepare the Development Plan for the Kirin Product or Collaboration Product, and modify or amend it as appropriate, based on the results of the development efforts on such product, during the development process; and (b) perform such other duties and obligations as the Parties specifically delegate to it in writing by mutual written agreement of the Parties.

     2.3 JDC Meetings. JDC meetings shall take place at such mutually convenient times and places as determined by the JDC, with the expectation that meetings will alternate between appropriate offices of each Party. The JDC shall determine the frequency of its meetings and how such meetings will be conducted and recorded.

     2.4 Decision-Making and Issue Resolution. All decisions of the Joint Development Committee shall be unanimous by the members of such committee. If the JDC fails to reach unanimous agreement on an issue needing resolution, the matter shall be referred for good faith discussion and resolution by a senior executive officer designated by each Party for such purpose.

     2.5 Joint Development. For each Product selected by the Parties for joint development hereunder by mutual written agreement, Dendreon and Kirin agree that they will jointly conduct, or have conducted, all the clinical and other development work in the Joint Territory on such Product in accordance with the Development Plan developed by the JMC for such Product. Each Party agrees not to incur any expenses or costs in excess of the Development Budget (as defined below) within such Development Plan except as mutually agreed in writing by the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     2.6 Development Plans and Budgets. Promptly after the selection of a particular Product for development by the Parties, the JDC shall prepare and provide to each Party for final approval a development plan for such Product in the Joint Territory (the "Development Plan"). The Development Plan shall include all needed details regarding the clinical development and other work to be undertaken to develop such Product in the Joint Territory, including an allocation of all such work as appropriate to each Party (or to selected Third Party contractors, as agreed), and shall establish a budget (the "Development Budget") for all costs and expenses to be incurred by each Party in conducting the work allocated to it under such Development Plan. Each Party shall diligently review the proposed Development Plan and shall either approve the plan or provide the JDC any requested changes and comments. If a Party provides such requested changes or comment to a proposed Development Plan, the JDC shall promptly thereafter prepare a revised draft of the Development Plan, accommodating such changes and comments, and resubmit such revised Development Plan for approval by the Parties as provided above. Once the Parties have agreed on the Development Plan proposed by the JDC, such Development Plan shall be effective and shall control and govern the Parties' development effort in the Joint Territory with respect to the applicable Product, subject to any subsequent amendments or modifications to such Development Plan as provided below. From time to time during the development of such Product, the JDC shall review the Development Plan in light of the results of the development work and any other relevant Information and shall amend or modify the Development Plan as appropriate, provided that the JDC may not increase the applicable Development Budget without the written approval of each Party. At least sixty (60) days prior to January 1 of any year in which the Parties are developing a particular Product hereunder, the JDC shall review the applicable Development Budget for such Products and shall submit a revised and updated Development Budget for the coming calendar year to each of the Parties for approval as provided above.
Upon such approval, the Development Budget shall be effective for the development of such Product in the Joint Territory during such calendar year, subject further to amendment of the applicable Development Plan.

     2.7 Costs of Joint Development. All Development Costs incurred or expended by a Party hereunder in conducting the joint development work on a Product hereunder allocated to it under the applicable Development Plan shall initially be borne by the Party incurring such costs and expenses, subject to reimbursement as provided herein. Each Party shall calculate and maintain records of all the Development Costs incurred or expended by the Party during its performance of development on a Product, in accordance with generally accepted accounting procedures consistently applied throughout such Party's organization and such other procedures to be agreed upon between the Parties. Each Party shall report quarterly to the other on the Development Costs it has incurred in each calendar quarter, on a Product-by-Product basis, and the purpose (referencing the activities within the applicable Development Plan) for which such costs were incurred or expended, with such reports to be submitted within sixty (60) days after the end of each of the first three (3) calendar quarters and ninety (90) days after the end of the calendar year. The Parties shall seek to resolve promptly and in good faith any questions or issues related to such accounting statements, and in any event within ninety (90) days following receipt.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     2.8  Reimbursement of Development Costs.

          (a) For each particular calendar quarter during which Development Costs are incurred hereunder, Party shall review the Development Costs report submitted by the other Party and compare such submission to the applicable Development Budgets. The Parties will then meet, via designated senior officers from each Party with financial accounting responsibility, to discuss the reports and reach agreement on the total amount of Development Costs that each Party may properly apply to the joint development work hereunder. It is understood and agreed that a Party will not be entitled to obtain credit or reimbursement for any Development Costs incurred by the Party in excess of the amount set forth in the applicable Development Budget for accomplishing the relevant task or objective. If such officers cannot reach agreement promptly, the matter will be submitted to senior executive officers of each Party for prompt resolution, with the understanding the each Party will provide access to any Information relating to the development work undertaken by such Party, and the actual calculation of costs and expenses incurred therefor, with respect to Products during such calendar quarter for which such Party seeks reimbursement or credit hereunder for the related Development Costs.

          (b) Once the Parties have agreed on the total amount of Development Costs incurred or expended during a particular calendar quarter that are creditable or reimbursable by the Parties as provided in subsection (a) above, such total shall be divided in half and such amount compared to the total reimbursable Development Costs incurred by each Party during such quarter (as agreed above). The Party that bore less than its one-half share of the total costs shall reimburse the other Party for such difference, in cash, within sixty
(60) days of such determination, subject to subsection (c) below.

     2.9 Audit Rights. Each Party shall have the right to have an independent accounting firm audit the other Party's relevant records to determine the accuracy of the Development Costs reported by such other Party under Section 2.7 above. Such audit right shall be exercised under terms similar to the audit provisions set forth in Section 10.2 below.

     2.10 Manufacture and Supply.    The Parties shall agree in good faith upon
commercially reasonable terms for the manufacture and supply of clinical supplies of Collaboration Products and Kirin Products in the Joint Territory on a Product-by-Product basis.

                                   ARTICLE 3

                            JOINT COMMERCIALIZATION



     3.1 Overview. Dendreon and Kirin agree that they will jointly commercialize Kirin Products and Collaboration Products in the Joint Territory pursuant to the terms of this Agreement; provided, however, that if the Parties cannot agree on whether a particular Product should be commercialized in the Joint Territory, the Party who wishes to commercialize such Product may do so pursuant to the terms of Article 6. All such joint commercialization efforts of the Parties, or either Party, shall be consistent with the applicable Commercialization Plan for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

each Kirin Product or Collaboration Product. Except as otherwise provided in this Agreement, each Party agrees that neither Party may clinically develop a Kirin Product or Collaboration Product for sale or distribution in the Joint Territory, or license any Third Party to do so, except jointly with the other Party pursuant to this Agreement.

     3.2 Joint Commercialization Committee. Promptly after the Effective Date, the Parties shall form the Joint Commercialization Committee, comprised of six
(6) members, with three (3) members being appointed and replaced by Dendreon and three (3) members being appointed and replaced by Kirin. The Parties may subsequently agree to change the size of the JCC, as appropriate to meet the needs of the Parties in managing the joint efforts under this Agreement. The JCC shall (a) prepare the Commercialization Plan for each Kirin Product or Collaboration Product, and modify or amend it as appropriate, based on the results of the commercialization efforts on such product, during the development process; and (b) perform such other duties and obligations as the Parties specifically delegate to it in writing by mutual written agreement of the Parties.

     3.3 JCC Meetings. JCC meetings shall take place at such mutually convenient times and places as determined by the JCC, with the expectation that meetings will alternate between appropriate offices of each Party. The JCC shall determine the frequency of its meetings and how such meetings will be conducted and recorded.

     3.4 Decision-Making and Issue Resolution. All decisions of the Joint Development Committee shall be unanimous by the members of such committee. If the JCC fails to reach unanimous agreement on an issue needing resolution, the matter shall be referred for good faith discussion and resolution by a senior executive officer delegated by each Party for such purpose.

     3.5 Commercialization Program. The Joint Commercialization Committee shall develop and maintain a detailed commercialization plan for each Product which sets forth all the programs and actions to be taken for the commercialization of such Product in the Joint Territory (the "Commercialization Plan"). The initial Commercialization Plan with respect to a Product shall be prepared, reviewed and approved as soon as practicable after the JCC determines that such Product is sufficiently likely to achieve Regulatory Approval in the Joint Territory to justify commencing pre-launch activities for such Product in the Joint Territory. Each Commercialization Plan shall include at a minimum the following Information: (a) a comprehensive marketing, sales, pricing, manufacturing, distribution and licensing strategy for the applicable Product in the Joint Territory, including the efforts allocated to each Party to conduct such marketing, promotion and sales and any proposed arrangements with Third Parties to be utilized or proposed to be agreed upon, and (b) market forecasts, in units of product and local currency, and competitive analysis for the applicable Product in the Joint Territory, and (c) a budget for the Allowable Expenses that each Party may incur in such marketing and sales efforts with respect to the Product allocated to such Party under the Commercialization Plan (the "Commercialization Budget"). The Commercialization Plan shall be submitted to Dendreon and Kirin for approval and shall be updated and approved on an annual basis, prior to sixty (60) days before the end of each calendar year.

     3.6 Sublicensees. In territories within the Joint Territory where one Party has been allocated under the applicable Commercialization Plan the sole responsibility for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

commercializing a Product, such Party may sublicense to one or more third parties any or all of such commercialization activities with respect to such Product. In all territories within the Joint Territory where the commercialization efforts for a Product are allocated to both Parties under the applicable Commercialization Plan, a Party shall have the right to sublicense or contract with third parties to perform the commercialization efforts allocated to such Party only with the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed. All amounts received by the Parties for sublicensing any rights to develop and/or commercialize any Product in the Joint Territory shall be deemed to be Sublicense Fees.

                                   ARTICLE 4

                              RIGHTS AND LICENSES



     4.1 Commercial License to Dendreon. Subject to the terms of this Agreement, Kirin hereby grants to Dendreon a sole and co-exclusive license (i.e., exclusive as to all parties except as to Kirin), with the right to grant sublicenses under the Kirin Technology and the Collaboration Technology solely to clinically develop, make, have made, use, sell, offer for sale and import Kirin Products and Collaboration Products in the Joint Territory as permitted under this Agreement.

     4.2 Commercial License to Kirin. Subject to the terms of this Agreement, Dendreon hereby grants to Kirin a sole and co-exclusive license (i.e., exclusive as to all parties except as to Dendreon), with the right to grant sublicenses under the Dendreon Technology solely to clinically develop, make, have made, use, sell, offer for sale and import Kirin Products in the Joint Territory as permitted under this Agreement.

     4.3 License Limitations and Covenants. Each Party covenants and agrees that it shall not use or practice the intellectual property rights of the other Party licensed under this Agreement except as expressly permitted by this Agreement. Except for the rights specifically granted in this Agreement, each Party expressly reserves all rights Controlled by it or its Affiliates to all products and intellectual property rights, and reserves the right to utilize or allow Third Parties to utilize such products and intellectual property rights in any manner consistent with the terms of this Agreement.

     4.4 Restrictions on Sale. Kirin and its Affiliates shall not resell Separation Devices purchased pursuant to this Agreement except as part of a Kirin Product or a Collaboration Product, and shall not use Separation Devices for any purpose other than those purposes permitted in this Agreement, the License Agreement or the Research and License Agreement. Dendreon shall retain all rights to manufacture or have manufactured the Separation Devices. Dendreon and its Affiliates shall not use Kirin Antigen for any purpose other than those purposes permitted in this Agreement, the License Agreement or the Research and License Agreement.

     4.5 Use of Separation Devices by Kirin Collaborators. With Dendreon's prior written approval, which may be withheld for any reason, Kirin may provide certain academic or medical doctor collaborators with a limited number of Separation Devices solely for use by such individuals in research and development purposes in the Field; provided, however, that before any such delivery Kirin shall require such collaborator: (i) to be appropriately trained in the use

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of the Separation Devices, (ii) to share the results of any and all research and development performed using the Separation Devices with Kirin and Dendreon;
(iii) not to sell, distribute or otherwise provide such Separation Devices to Third Parties; and (iv) unless such antigen is within the public domain, to grant Dendreon an option to license any specific antigen, engineered antigen or antigen gene used or developed in conjunction with the use of the Separation Devices. Unless otherwise agreed in writing by the Parties, Kirin obtains no license or rights under this Agreement to make or to practice any of the Dendreon Technology to make Separation Devices or any other devices or products for use in the isolation or purification of Dendritic Cells or any other cells. Notwithstanding anything else in this Agreement, Kirin may use Separation Devices to isolate Dendritic Cells only as part of preparing a Kirin Product or Collaboration Product or performing a service comprising a Kirin Product or Collaboration Product, or with Dendreon's prior written consent, as provided in
Section 4.5.

                                   ARTICLE 5

                                 PROFIT SHARING



     5.1 Share of Marketing Profits. During the term of this Agreement, Dendreon and Kirin each shall be entitled to receive and retain fifty percent (50%) of the Marketing Profits realized from the sale or other commercialization of Kirin Products and Collaboration Products in the Joint Territory, as calculated in Section 5.2.

     5.2  Calculation of Marketing Profits.

          (a) All Allowable Expenses incurred or expended by a Party hereunder in conducting the commercialization work for a Product in accordance with the applicable Commercialization Plan shall initially be borne by the Party incurring such costs and expenses, subject to reimbursement as provided herein. Each Party shall calculate and maintain records of all the Allowable Expenses incurred or expended by the Party during its performance of such commercialization efforts on a Product and of all Net Revenues and Sublicense Revenues received by the Party hereunder, in accordance with generally accepted accounting procedures consistently applied throughout such Party's organization and such other procedures to be agreed upon between the Parties. Each Party shall report quarterly to the other on the Allowable Expenses it has incurred or expended in each calendar quarter and all Net Revenues and Sublicense Revenues received by the Party in such quarter, on a Product-by-Product basis, and the purpose (referencing the activities within the applicable Commercialization
Plan) for which such costs were incurred or expended, with such reports to be submitted within sixty (60) days after the end of each of the first three (3) calendar quarters and ninety (90) days after the end of the calendar year. The Parties shall seek to resolve promptly and in good faith any questions or issues related to such accounting statements, and in any event within ninety (90) days following receipt.

          (b) For each particular calendar quarter during which Allowable Expenses are incurred hereunder, each Party shall review the Allowable Expenses report submitted by the other Party and compare such submission to the Commercialization Plan for the applicable Product. The Parties will then meet, via designated senior officers from each Party with financial accounting responsibility, to discuss the reports and reach agreement on the total

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

amount of Allowable Expenses that each Party may properly apply to the calculation Marketing Profit. If such officers cannot reach agreement promptly, the matter will be submitted to senior executive officers of each Party for prompt resolution, with the understanding the each Party will provide access to any Information relating to the commercialization work undertaken by such Party, and the actual calculation of costs and expenses incurred therefor, with respect to Products during such calendar quarter for which such Party seeks reimbursement or credit.

          (c) Once the Parties have agreed on the total amount of Allowable Expenses incurred or expended during a particular calendar quarter that are creditable or reimbursable by the Parties as provided in Section 5.2(b) above, such amount shall be subtracted from the total Net Revenues and Sublicense Fees received by the Parties for all applicable Products during such quarter, and the remainder shall be deemed the total "Marketing Profit" for such quarter. In addition, the Parties shall determine the profit of each Party, prior to reconciliation as set forth in Section 5.3, by subtracting the amount of Allowable Expenses incurred or expended by such Party during a particular calendar quarter that are creditable or reimbursable by the Parties as provided in Section 5.2(b), from the total Net Revenues and Sublicense Fees for all applicable Products during such quarter that were collected and retained by such Party, and the remainder shall be deemed such Party's "Pre-Reconciliation Profit" for such quarter.

          (d) For the calculation of Marketing Profits and Pre-Reconciliation Profits hereunder for a particular quarter, all amounts of Allowable Expenses incurred or expenses during such quarter in currencies other than U.S. Dollars, and all amounts of Net Revenues and Sublicense Fees received in currencies other than U.S. Dollars, shall be converted to the U.S. Dollars equivalent for purposes of making such calculations, with such conversion effected by using the currency exchange rate into U.S. Dollars as quoted in the Wall Street Journal on the last business day of such quarter.

     5.3 Reconciliation Payments. To the extent that one Party's Pre-Reconciliation Profit (as calculated in Section 6.2(c)) for a particular quarter exceeds one-half of the Marketing Profit for such quarter, such Party shall pay the amount (in U.S. Dollars) of such excess to the other Party within thirty
(30) days of the Parties' having determined such amounts, so that each Party retains one-half of the Marketing Profit for such quarter, after calculating all Allowable Expenses and Net Revenues for such quarter.

     5.4 Term of Profit Sharing. The Parties obligation to share Marketing Profits hereunder shall expire with respect to a particular Product being sold or otherwise commercialized in a country of the Joint Territory on the later to occur of: (a) the expiration of the last to expire of the Collaboration Patents, Dendreon Patents or Kirin Patents covering such Product in such country, or (b) the date on which such Collaboration Product or Kirin Product ceases to be promoted, marketed or sold in such country under the trademark for it designated by the Parties pursuant to the applicable Development Plan or Commercialization Plan. Upon the expiration of such sharing obligation pursuant to the foregoing, each Party shall have the right to commercialize such Product in such country, without obligation to the other Party, and the license rights granted under
Article 4 with respect to such Product in such country shall be automatically deemed to be non-exclusive, fully-paid, perpetual and irrevocable licenses as to such Product in such country.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   ARTICLE 6

                 SINGLE PARTY DEVELOPMENT AND COMMERCIALIZATION



     6.1 Single Party Development and Commercialization. Subject to the terms of this Article 6, if the Parties cannot agree on whether to clinically develop or commercialize a particular Product in the Joint Territory pursuant to Sections 2.1 or 3.1, or if a Party decides to terminate its clinical development activities or commercialization activities with regard to a particular Product pursuant to Section 11.2, the Party which wants to proceed with or continue such clinical development or commercialization (the "Active Party") may do so, at its discretion, without the financial support or involvement of the other Party (the "Inactive Party"). If a Party becomes an Inactive Party, the Active Party shall have a perpetual, royalty-free right to use any data jointly obtained by the Parties relating to the Product(s) for which the other Party became an Inactive Party, to develop and commercialize such particular Products in the Joint Territory.

     6.2 Royalties. The Active Party shall pay the Inactive Party a royalty on the sales of Products as follows:

          (a)  for Kirin Products

               (i) Where Dendreon is the Active Party, a royalty equal to [ * ] of the Net Revenue based on sales of the Kirin Product sold by Dendreon, its Affiliates or any of its Sublicensees in the Joint Territory; or

               (ii) Where Kirin is the Active Party, a royalty equal to [ * ] of the Net Revenue based on sales of the Kirin Product sold by Kirin, its Affiliates or any of its Sublicensees in the Joint Territory.

          (b)  for Collaboration Products

               (i) Where Dendreon is the Active Party, a royalty equal to [ * ] of the Net Revenue based on sales of the Collaboration Product sold by Dendreon, its Affiliates or any of its Sublicensees in the Joint Territory; or

               (ii) Where Kirin is the Active Party, a royalty equal to [ * ] of the Net Revenue based on sales of the Collaboration Product sold by Kirin, its Affiliates or any of its Sublicensees in the Joint Territory.

     6.3 Recovery of Investments. If a Party becomes the Inactive Party pursuant to Section 11.2, the Active Party shall pay the Inactive Party, in addition to the royalties set forth in Section 6.2, a royalty equal to [ * ] of the Net Revenue based upon sales of the applicable Product sold by the Active Party, its Affiliates, or any of its Sublicensees in the Joint Territory, until such time as the sum of the royalties paid to the Inactive Party pursuant to this Section 6.3 is equal to the sum of any costs and expenses made by the Inactive Party in accordance with the applicable Development Budget or Commercialization Budget for the applicable Product prior to such Party's inactivity.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     6.4  Royalty Reduction.

          (a) If Kirin or Dendreon, as applicable, sells a particular Collaboration Product in a country where, at the time of sale, there is no issued Collaboration Patent that claims such Collaboration Product or its manufacture or use, then the amount of royalty owed by such Party to the other Party under Section 6.2 shall be reduced by [ * ] with respect to such sale.

          (b) If Kirin or Dendreon, as applicable, sells a Kirin Product in a country where, at the time of sale, there is no issued Dendreon Patent or Kirin Patent that claims such Kirin Product or its manufacture or use, then the amount of royalty owed by such Party to the other Party under Section 6.2 shall be reduced by [ * ] with respect to such sale.

     6.5 Payment of Royalties. Royalties under this Article 6 shall accrue upon the sale of the particular Collaboration Product or Kirin Product (deemed to occur on the earlier of transfer of title or invoice date), and royalties that have accrued during a particular calendar quarter shall be paid by the Party owing such royalties within sixty (60) days after the end of each such calendar quarter. Such royalties shall be calculated on the basis of Net Revenue in the local currency of each country, and converted into U.S. Dollars and paid in U.S. Dollars on the basis of the average currency exchange rate for the applicable calendar quarter quoted by Tokyo Mitsubishi Bank (or its successor) for currency exchange in excess of one million U.S. dollars ($1,000,000).

     6.6 Manner of Payment. Remittance of payments under this Article 6 will be made by means of wire or electronic transfer to the receiving Party's account in a bank to be designated by such Party in writing.

     6.7 Reports. All amounts payable under this Agreement shall be accompanied by a report listing the gross selling price of each Collaboration Product or Kirin Product sold during such period on a product-by-product and country-by-country basis, and the calculation of Net Revenue based on such sales, including all other information necessary to determine the appropriate amount of such royalty payments, and any additional information or reports required under the Agreement.

     6.8 Withholding of Taxes. All turnover, income and other taxes levied on account of the royalties accruing or made to a Party under this Article 6 shall be paid by such Party. If provision is made in law or regulation for withholding of taxes of any type, levies or other charges with respect to any royalty payable under this Article 6 by a Party to the other Party, then such paying Party shall be entitled to deduct such tax, levy or charge from the royalty or other payment to be made by such Party and pay such tax, levy or charge to the proper taxing authority. A receipt of payment of the tax, levy or charge secured shall be promptly delivered to the other Party, together with copies of all pertinent communications from or with such governmental authorities with respect thereto. Such paying Party agrees to cooperate with the other Party in any effort in claiming any exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to the paying Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   ARTICLE 7

                                CONFIDENTIALITY


      7.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement (collectively, "Confidential Information"). However, the foregoing obligations of non-use and non-disclosure shall not apply to any Information or materials to the extent that the receiving Party can establish by competent proof that such Information or materials:

           (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

           (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

           (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

           (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

     7.2 Authorized Disclosure. Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable govern-mental regulations or conducting preclinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information, it will except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use commercially reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

     7.3 Survival. This Article 7 shall survive the termination or expiration of this Agreement for a period of five (5) years.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   ARTICLE 8

                             INTELLECTUAL PROPERTY


     8.1 Ownership and Patent Prosecution. Unless specifically and expressly granted herein, no licenses or rights under either Party's intellectual property rights are implied or granted in this Agreement. Each Party shall retain full ownership of all its inventions and intellectual property. The prosecution of any Patents, patent applications and any and all other intellectual property rights associated with the clinical development and commercialization of Kirin Products and Collaboration Products shall be governed by the terms of the License Agreement and the Research and License Agreement.

     8.2 Patent Infringement in the Joint Territory. If either Party believes that a Third Party is infringing a Kirin Patent, Dendreon Patent or Collaboration Patent in the Joint Territory which claims a Kirin Product or Collaboration Product being developed, marketed or sold in the Joint Territory, such Party shall give the other Party prompt notice of such belief and all Information supporting such belief. The Parties will use good faith efforts to coordinate and cooperate in any such action, negotiation and/or settlement of the alleged infringement. The costs of such Patent enforcement shall be deemed to be Allowable Expenses of the Parties, and all amounts recovered from the Third Party infringer based on such actions, negotiation or settlement shall be deemed to be "Sublicense Fees" received in the calendar quarter in which such amounts are paid.

     8.3 Defense and Settlement of Third Party Claims in the Joint Territory. If a Third Party makes a claim or allegation against a Party (or both Parties) that a Patent, trademark, trade secret or other intangible right owned or licensed by it is infringed or misappropriated by the manufacture, use or sale of any Collaboration Product or Kirin Product in the Joint Territory, the Parties shall immediately meet to discuss the matter and shall establish a plan for a common defense of such claim or allegation. The Parties shall cooperate and provide each other all reasonable assistance in defending against any such claims, provided that each Party shall have the right to defend itself. The costs and expenses of each Party in defending against any such action (including without limitation the amount of any judgment, award, decree or settlement actually paid to such Third Party by a Party) will be deemed to be Allowable Expenses of the Party paying such amounts in the calendar quarter paid, to the extent that such costs and expenses relate directly to defense or settlement of claims or allegations concerning Products made, used and sold in the Joint Territory under this Agreement. If there is an opportunity to settle or otherwise resolve any such infringement or misappropriation claim or allegation via taking a license from such Third Party, the Party that becomes aware of such opportunity shall immediately discuss such opportunity with the other Party and the Parties shall discuss in good faith whether and how to negotiate and enter into a license with such Third Party. It is understood and agreed that a Party, in negotiating and entering into any such license, may not negotiate terms for such a license that cover rights outside the Joint Territory unless such terms do not differentiate between Products in the Joint Territory and products sold by such Party outside the Joint Territory in a manner that may be unfair to the other Party. If any such a Third Party license is taken, all amounts paid to such Third Party under such license to the extent directly relating to or allocable to the manufacture, use or sale of Products in the Joint Territory

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

under this Agreement shall be deemed to be Allowable Expenses of the Party making such payments, in the calendar quarter such payments are made.

                                   ARTICLE 9

                         REPRESENTATIONS AND WARRANTIES



     Each of the Parties hereby represents and warrants to the other Party as follows:

     9.1 This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.

     9.2 The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     9.3 Such Party has not granted any right to any Third Party relating to such Party's respective intellectual property rights licensed hereunder in the Field which would conflict with the rights granted to the other Party hereunder.

                                  ARTICLE 10

                          REPORTS, RECORDS AND SAMPLES


     10.1 Sharing of Information. Dendreon and Kirin will make available and disclose to each other all Information known by Dendreon and Kirin concerning the development and commercialization of Kirin Products and Collaboration Products in the Joint Territory during the term of this Agreement. The Parties will exchange at least monthly verbal or written reports in English presenting a meaningful summary of the development and commercialization done under this Agreement. Each Party will make regular presentations to the other of its activities under this Agreement, other than within the Joint Management Committee (or any applicable subcommittee), and additionally on an informal basis, to inform the other Party of the work done under this Agreement.

     10.2 Records and Audit. For a period of three (3) years after the royalty period to which the records relate, each Party shall keep complete and accurate records pertaining to the sale or other disposition of the Collaboration Products or Kirin Products commercialized by it, in sufficient detail to permit the other Party to confirm the accuracy of all payments due hereunder. A Party entitled to payments hereunder shall have the right to cause an independent, certified public accountant reasonably acceptable to the other Party (and who has executed a confidentiality agreement with the Party to be audited) to audit such records to confirm the Net Revenue, Sublicense Fees, Allowable Expenses and royalty payments; provided, however, that such auditor shall not disclose the audited Party's confidential information to the other Party, except to the extent such disclosure is necessary to verify the amount of royalties and other payments due under this Agreement. In no event may such accountant disclose the names of specific customers, price lists, or the prices charged to specific customers. A copy of any report

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided by such accountant shall be provided to the audited Party at the time that it is provided to the auditing Party. Such audits may be exercised once a year, within three (3) years after the royalty or other payment period to which such records relate, upon a mutually acceptable date(s) and upon not less than thirty (30) days advance notice, and shall be conducted during normal business hours. Any amounts shown to be owing by such audits shall be paid immediately with interest in the amount of one percent (1%) per month (or the maximum amount permitted by law, if less) from the date first owed until paid. The auditing Party shall bear the full cost of such audit unless such audit discloses that royalties actually paid by the audited Party are more than five percent (5%) less from the amount of royalties and/or other payments actually owed. In such case, the audited Party shall bear the full cost of such audit. The terms of this Section 10.2 shall survive any termination or expiration of this Agreement for a period of two (2) years.

     10.3 Materials. The Parties intend to maintain an open and extensive exchange of research materials that relate to Kirin Products and Collaboration Products being developed or commercialized in the Joint Territory during the course of the collaboration hereunder. Information obtained by the other Party in the testing of such materials will be promptly disclosed to the Party providing the sample, and all such Information will be considered Information to be protected by both Parties under the restrictions of Article 7. ANY MATERIALS EXCHANGED BETWEEN THE PARTIES ARE SUPPLIED WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. NEITHER PARTY MAKES ANY REPRESENTATIONS THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

     10.4 Publicity Review. If either Party is required by law or regulation to make a public disclosure or announcement concerning any activities conducted pursuant to or arising out of this Agreement or the subject matter thereof, such Party shall give reasonable prior advance notice of the proposed text of such disclosure or announcement to the other Party for its review and comment. The terms of this Agreement may also be disclosed to: (i) Third Parties with the consent of the other Party, which consent shall not be unreasonably withheld so long as such disclosure is made under a binder of confidentiality, and (ii) investors, potential investors, underwriters and potential underwriters of Dendreon, so long as such disclosure is made under a binder of confidentiality.

     10.5 Publications. Each Party agrees that it shall not publish or present the results of studies carried out as part of the development of any Kirin Product or Collaboration Product under this Agreement without the opportunity for prior review by the other Party. Each Party shall provide to the other the opportunity to review any proposed abstracts, manuscripts or presentations (including information to be presented verbally) which relate to the Field at least thirty (30) days prior to their intended submission for publication and such submitting Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given a reasonable period of time to secure patent protection for any material in such publication or presentation which it believes is patentable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  ARTICLE 11

                              TERM AND TERMINATION



     11.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the latest of (i) the expiration of the last to expire of the Kirin Patents, Dendreon Patents or Collaboration Patents in the Joint Territory which claim Kirin Products or Collaboration Products, or (ii) the date on which the Parties are no longer obligated to share Marketing Profits for any Kirin Product or Collaboration Product pursuant to Article 5, or pay royalties pursuant to
Article 6.

     11.2  Termination of Joint Development and/or Joint Commercialization.
Upon ninety (90) days written notice to the other Party, a Party may terminate, in its sole discretion, its development and/or commercialization obligations with regard to a particular Product. Upon any such termination, the terms of
Article 6 shall apply, and the Active Party shall have no further obligations to the Inactive Party with regard to such Product, except as set forth therein.

     11.3 Termination for Breach. If either Party materially breaches this Agreement and such breach is not cured within sixty (60) days of written notice thereof from the non-breaching Party, the breaching Party's licenses granted in this Agreement shall terminate and the non-breaching Party shall retain an exclusive, royalty-free right under the Dendreon Technology, Kirin Technology and Collaboration Technology to make, have made, use and sell Kirin Products and Collaboration Products developed or sold in the Joint Territory prior to the breach of the Agreement. The breaching Party will assist the non-breaching Party in every proper way to effect the license granted above. The breaching Party shall further deliver to the non-breaching Party such relevant tangible materials embodying such Dendreon Technology, Kirin Technology and Collaboration Technology as may be necessary or useful to the exercise of the non-breaching Party of the license hereunder.

     11.4 Surviving Rights. The obligations and rights of the Parties under Articles 7, 8, and 12 and Sections 10.4, 10.5, 13.6 and 13.7 of this Agreement will survive termination for the period set forth therein, and if none is provided, perpetually.

                                  ARTICLE 12

                                INDEMNIFICATION


     12.1 Indemnification by Kirin. Kirin shall indemnify, defend and hold Dendreon harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees) and expense resulting from any claim of bodily injury or property damage (a) relating to the development, manufacture, use, distribution or sale of any Kirin Product or Collaboration Product by Kirin, its Affiliates, Sublicensees, employees or agents in the Joint Territory, or (b) due to the negligence or willful misconduct of Kirin or its Affiliates, Sublicensees, employees or agents.

     12.2 Indemnification by Dendreon. Dendreon shall indemnify and hold Kirin harmless from and against any and all liability, damage, loss, cost (including reasonable

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

attorneys' fees) and expense resulting from any claim of bodily injury or property damage (a) relating to the development, manufacture, use, distribution or sale of any Kirin Product or Collaboration Product by Dendreon, its Affiliates, Sublicensees, employees or agents in the Joint Territory, or (b) due to the negligence or willful misconduct of Dendreon or its Affiliates, Sublicensees, employees or agents.

                                  ARTICLE 13

                                 MISCELLANEOUS



     13.1 Assignment. Neither Party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidation, reorganization or acquisition of stock affecting actual voting control or of substantially all of the assets of the assigning Party; or (ii) to an Affiliate; provided, however, that in no event shall either Party's rights and obligations hereunder be assigned without prior written notice to the other Party. In any case, neither Party may make an assignment of its assets which renders it unable to perform its material obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns.

     13.2 Retained Rights. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development outside the Field and to develop and market products outside the Field using such Party's technology, but no license to use the other Party's technology to do so is granted herein expressly or by implication. Further, Dendreon retains the right, independent of this Agreement, to develop and market Dendreon Products in the Joint Territory, or to license others to do so.

     13.3 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, in no event shall a Party be required to settle any labor dispute or disturbance.

     13.4 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     13.5 No Trademark Rights. Except as explicitly provided herein or as otherwise provided in the License Agreement, no right, express or implied, is granted by the Agreement to use in any manner the name "Dendreon" or "Kirin" or any other trade name or trademark of the other Party in connection with the performance of the Agreement.

     13.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

          If to Dendreon, addressed to:

          Dendreon Corporation
          3005 1st Avenue
          Seattle, WA  98121-1010
          Attention: C. S. Henney
          Telephone: (206) 256-4545
          Telecopy:  (206) 256-0571

          With copy to:

          Cooley Godward LLP
          Five Palo Alto Square, 4th Floor
          Palo Alto, CA  94306
          Attention:  Barclay James Kamb, Esq.
          Telephone:  (650) 843-5052
          Telecopy:   (650) 857-0663

          If to Kirin, addressed to:
          Kirin Brewery Co., Ltd.

          26-1, Jingumae 6-chome
          Shibuya-ku
          Tokyo 150-8011, Japan
          Attention:  Akihiro Shimosaka
          Research and Product Development Department
          Telephone:  (03) 5485-6805
          Telecopy:   (03) 3499-6152

     13.7 Dispute Resolution. If any dispute, controversy or claim arises out of or in connection with this Agreement, the Parties shall use reasonable efforts to settle it by friendly negotiation within sixty (60) days of notice from one Party to the other of such dispute, controversy or claim, before pursuing any other remedies available to them. If either Party fails or refuses to participate in such negotiations, or if, in any event, the dispute, controversy or claim is not resolved to the satisfaction of both Parties within the sixty (60) day period, any such dispute, controversy or claim shall be settled by arbitration. Any such arbitration shall be conducted in accordance with the Japan-American Trade Arbitration Agreement of September 16, 1952. The Parties agree that any such arbitration shall be conducted in the English language in a location within the United States selected by the Party that did not initiate such arbitration, and the Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States of America. The arbitrators shall include one independent, un-affiliated nominee selected by each Party and a third neutral arbitrator selected by such nominees. The Parties agree that any arbitration panel shall include members knowledgeable as

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to the evaluation of biopharmaceutical technology. Judgment upon the award rendered may be entered in the highest state or federal court or forum, state or federal, having jurisdiction; provided, however, that the provisions of this
Section 13.7 shall not apply to any dispute or controversy as to which any treaty or law prohibits such arbitration. The prevailing Party shall be entitled to reasonable attorney's fees and costs to be fixed by the arbitrators.

     13.8 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     13.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     13.10 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     13.11 Entire Agreement. This Agreement and any agreements referenced herein set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with regard to the subject matter discussed herein and supersedes and terminates all prior agreements and understanding between the Parties with regard to the subject matter discussed herein. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties with regard to the subject matter discussed herein other than as set forth in this Agreement or any agreements referenced herein.

     13.12 Headings. The Section and Paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the Section or Paragraphs to which they apply.

     In Witness Whereof, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

     DENDREON CORPORATION                 KIRIN BREWERY CO., LTD.

     By:    /s/ David L. Urdal            By:   /s/ Akihiro Shimosaka
            ------------------------            ----------------------------
                                                  General Manager
     Title: Executive Vice President      Title:     Licensing Department
            ------------------------            ----------------------------

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Exhibit A

                             Collaboration Patents









[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.